SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

PPL Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11459	23-2758192
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PPL Energy Supply, LLC (Exact Name of Registrant as Specified in Its Charter)

Delaware	333-74794	23-3074920
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Ninth Street, Allentown, Pennsylvania 18101-1179
(Address of principal executive offices)

Registrants' Telephone Number, including Area Code: (610) 774-5151

Item 5. Other Events

On May 14, 2003, PPL Corporation (PPL) and PPL Energy Supply, LLC (PPL Energy Supply) issued a press release announcing a proposed offering by PPL Energy Supply of $300 million of convertible senior notes, to be guaranteed by PPL and convertible into PPL common stock. On May 15, 2003, PPL and PPL Energy Supply issued a press release announcing the pricing of $350 million of these convertible senior notes.

The convertible senior notes are to be sold in a Rule 144A private offering to qualified institutional buyers. The convertible senior notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an effective registration statement under the Securities Act of 1933 or in accordance with an applicable exemption from the registration requirements of the Securities Act of 1933.

Filed herewith and incorporated herein by reference as exhibits are the press releases issued by PPL and PPL Energy Supply in accordance with Rule 135c under the Securities Act of 1933.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
	99.1 -	Press Release, dated May 14, 2003, announcing the proposed offering of $300 million of convertible senior notes.
	99.2 -	Press Release, dated May 15, 2003, announcing pricing of $350 million of convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer

PPL ENERGY SUPPLY, LLC

By:	/s/ James E. Abel James E. Abel Treasurer

Dated:  May 16, 2003